FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

CLIENT	Labor Smart, Inc.
5604 Wendy Bagwell Parkway
Hiram, GA 53036

TRANSFAC	Transfac Capital, Inc.
257 East 200 South
Salt Lake City, UT 84111

The Purchase and Sale Agreement dated July 19, 2013 (“the Agreement”) between Labor Smart, Inc. (“Client”) and Transfac Capital, Inc. (“Transfac”) is being amended as set forth below.

A.)	Under Section 1, Definitions: "Advance Rate" means eighty five percent (85%), or such other percent as may be determined from time to time by Transfac in its sole discretion.

B.)	Under Section 1, Definitions: "Account Due Date" means eighty (80) days from the date of the invoice evidencing the Account.

C.)	Under Section 1, Definitions: "Contract Term" is restated as follows:

"Contract Term" means an initial period of eighteen (18) months commencing on the date of this signed First Amendment to Purchase and Sale Agreement and renewal periods of one (1) year thereafter.

D.)	Under Section 5, Fees and Charges; The following sub-paragraphs are hereby added:

d.)	An invoice fee in the amount of five dollars ($5.00) for each invoice evidencing a Purchased Account or Serviced Account.

e.)	The Administrative Fee, Supplemental Fee, Invoice Fee and other fees and charges are for administration of the Accounts, collection of the Accounts, and administration of this Agreement and are not intended to be and shall not be construed to be interest.

In all other respects, the Agreement will remain in full force and effect.

IN WITNESS HEREOF, CLIENT and TRANSFAC have accepted and agreed to this First Amendment to Purchase and Sale Agreement effective February 27, 2014.

Transfac Capital, Inc.

By: _/s/ John Thompson_____________________

Name: John Thompson

Title: CFO

Labor Smart, Inc.

By: _/s/ Ryan Schadel__________________

Name: Ryan Schadel

Title: CEO

REAFFIRMATION OF PERSONAL GUARANTY

The undersigned guarantor hereby acknowledges the terms and conditions of this First Amendment to Purchase and Sale Agreement and reaffirms the previously executed Personal Guarantee dated July 19, 2013 of all obligations of Client to Transfac.

Guarantor:

/s/ Ryan Schadel__________________

Christopher Ryan Schadel